Exhibit 10.6










                                LICENSE AGREEMENT



                                     Between

                         EDWARD J. HENNESSY INCORPORATED

                                       and

                                 NETFOLIO, INC.

                                 April 10, 2000













License Agreement -
Netfolio/Hennessy

                                Table of Contents

ARTICLE I - DEFINED TERMS ....................................................1

ARTICLE II - LICENSE..........................................................3
         Section 2.1  Grant of License........................................4
         Section 2.2  Delivery of Books and Records...........................4
         Section 2.3  Terms of License........................................5
         Section 2.4  License Fee.............................................6
         Section 2.5  Payment of License fee..................................6
         Section 2.6  Reliance on License fee Allocation......................6

ARTICLE III - REPRESENTATION AND WARRANTIES OF LICENSOR.......................7
         Section 3.1  Organization Standing and Authority.....................7
         Section 3.2  Authorization and Binding Obligation....................7
         Section 3.3  Registered Investment Adviser...........................7
         Section 3.4  Absence of Conflicting Agreements.......................7
         Section 3.5  Title to and Condition of Assets........................8
         Section 3.6  Consents................................................8
         Section 3.7  Financial Conditions; Effects of Sale of Assets.........8
         Section 3.8  Legal Actions...........................................8
         Section 3.9.  Compliance with Laws...................................8
         Section 3.10 The O'Shaughnessy Funds.................................9
         Section 3.11 Trade Rights...........................................12
         Section 3.12 Disclaimer of Warranties with Respect to Investment
                      Selection .............................................12
         Section 3.13 Sales or Transfer Taxes................................12
         Section 3.14 Full Disclosure .......................................13

ARTICLE IV - REPRESENTATION AND WARRANTIES OF LICENSEE.......................13
         Section 4.1  Organization Standing and Authority....................13
         Section 4.2  Authorization and Binding Obligation...................13
         Section 4.3  No Violations..........................................13
         Section 4.4  Governmental/Regulatory Authorities....................13
         Section 4.5  Disqualifying Conduct..................................14
         Section 4.6  Litigation; Proceedings................................14
         Section 4.7  Registered Investment Advisor..........................14
         Section 4.8  Compliance with Law....................................14

ARTICLE V - COVENANTS........................................................14
         Section 5.1  Pre-Closing Covenants of Licensor......................14
         Section 5.2  Negative Covenants.....................................15
         Section 5.3  Affirmative Covenants of Licensor......................15
         Section 5.4  Affirmative Covenant of Licensee -
                      Access to Information..................................16



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ARTICLE VI - SPECIAL COVENANTS AND AGREEMENTS................................16
         Section 6.1  Fees and Expenses......................................16
         Section 6.2  Brokers................................................16
         Section 6.3  Noncompetition.........................................16
         Section 6.4  Confidential Information...............................17
         Section 6.5  Cooperation............................................17
         Section 6.6  Technical Assistance...................................17
         Section 6.7  Covenants With Respect to Changes in Condition and
                      Litigation.............................................17
         Section 6.8  Covenants With Respect to Information in Proxy
                      Materials and Registration Statements..................18
         Section 6.6  Access to Third Parties................................19

ARTICLE VII - CONDITIONS TO OBLIGATIONS OF LICENSEE AND
                     LICENSOR................................................19
         Section 7.1  Conditions to Obligations of Licensee..................19
         Section 7.2  Conditions to Obligations of Licensor..................20
         Section 7.3  Effect of Consummation of Fund Transactions............21

ARTICLE VIII - CLOSING AND CLOSING DELIVERIES................................21
         Section 8.1  Closing................................................21
         Section 8.2  Deliveries by Licensor.................................21
         Section 8.3  Deliveries by Licensee.................................22

ARTICLE IX - RIGHTS OF LICENSEE AND LICENSOR ON TERMINATION
                    OR BREACH................................................23
         Section 9.1  Termination Rights.....................................23
         Section 9.2  Effect of Termination..................................24
         Section 9.3  Default; Liquidated Damages............................24

ARTICLE X - REPRESENTATIONS .................................................24
         Section 10.1 Representations and Warranties.........................24
         Section 10.2 Indemnification by Licensor............................24
         Section 10.3 Indemnification by Licensee............................25
         Section 10.4 Procedure for Indemnification .........................25

ARTICLE XI - MISCELLANEOUS...................................................27
         Section 11.1 Notices................................................27
         Section 11.2 Benefit and Binding Effect.............................28
         Section 11.3 Governing Law..........................................28
         Section 11.4 Headings...............................................28
         Section 11.5 Gender and Rules of Construction.......................28
         Section 11.6 Entire Agreement.......................................28
         Section 11.7 Counterparts...........................................28

                                LICENSE AGREEMENT


         THIS LICENSE AGREEMENT is made and entered into on this 10th day of April, 2000, by and between EDWARD J. HENNESSY INCORPORATED, a California corporation ("Licensee"), and NETFOLIO, INC., a Minnesota corporation (formerly known as O'Shaughnessy Capital Management, Inc., "Licensor").

                                    RECITALS

         A. Licensor is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

         B. Licensor serves as investment adviser to each of the O'Shaughnessy Funds, as defined herein, and is the owner of certain intellectual property rights, including those used in providing investment advisory services to the O'Shaughnessy Funds.

         C. Licensor desires to license Licensee, and Licensee wishes to acquire a license for, certain assets of Licensor and certain rights used in the operation of Licensor's business of providing investment advisory services to the O'Shaughnessy Funds for a license fee and upon the terms and subject to the conditions hereinafter set forth.

                                   AGREEMENTS

         In consideration of the foregoing premises and the covenants and agreements contained herein, Licensee and Licensor, intending to be bound legally, agree as follows:

                            ARTICLE I - DEFINED TERMS
                            -------------------------

         The following terms shall have the following meanings in this Agreement (other terms shall be defined in the text of this Agreement).

         "Affiliated Person" means an affiliated person as defined in Section 2(a)(3) of the Investment Company Act.

         "Affiliate" means a person or entity that directly or indirectly controls, is controlled by or is under common control with a specified person or entity.

         "Agreement" means this License Agreement together with all schedules and exhibits attached hereto, and all amendments hereto and thereof.

         "Anniversary Date" means the date one year after the Closing Date.

         "Closing" means the completion of those actions described in Section
8.2 and Section 8.3 of this Agreement.

         "Closing Date" means the date of the Closing specified in Section 8.1 of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission.

         "Cornerstone Growth Fund" means the O'Shaughnessy Cornerstone Growth Fund including the O'Shaughnessy Aggressive Growth Fund.

         "Cornerstone Value Fund" means the O'Shaughnessy Cornerstone Value Fund including the O'Shaughnessy Dogs of the Market(R) Fund.

         "Fund Transactions" means (i) the termination of the Management Agreement and any amendments thereto and the execution and delivery of a management agreement between O'Shaughnessy Funds, Inc and Licensee or an Affiliate of Licensee designated by Licensee (ii) the resignation of the directors of O'Shaughnessy Funds, Inc. and the election of new directors for O'Shaughnessy Funds, Inc. designated by the Licensee and (iii) the change of corporate name of O'Shaughnessy Funds, Inc. to "Hennessy Mutual Funds, Inc."

         "Hennessy Funds" means those investment companies registered under the Investment Company Act for which an Affiliate of Licensee serves as investment adviser.

         "Investment Advisers Act" means the Investment Advisers Act of 1940, as amended, and rules and regulations promulgated thereunder.

         "Investment Company Act" means the Investment Company Act of 1940, as amended, and rules and regulations promulgated thereunder.

         "Liens" means any security interest, mortgage, lien, pledge, charge, title retention, security agreement, lease, option, defect of title or other encumbrance or right of others, except for taxes not yet due or payable and encumbrances which do not materially impair the use, value or marketability of the assets to which they relate.

         "Management Agreement" means the Management Agreement dated October 11, 1996 between Licensor and O'Shaughnessy Funds, Inc. and any and all amendments thereto.

         "Marks" means STRATEGY INDEXING(R), STRATEGIC INDEX(R), STRATEGY INDEXES(R), STRATEGY INDEX(R), DOGS OF THE MARKET(R), CORNERSTONE GROWTH(sm) and CORNERSTONE VALUE(SM).



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


         "Material Adverse Effect" with respect to Licensor means an effect on the business, licenses, prospects or condition (financial or otherwise) of Licensor that would materially and adversely affect the ability of Licensor to consummate the transactions contemplated by this Agreement or materially and adversely affect the Licensee's ability to advise or manage the investments of the O'Shaughnessy Funds, and with respect to the Licensee, means an effect on the business, licenses, prospects or condition (financial or otherwise) of the License that would materially and adversely affect Licensee's ability to advise or manage the investments of the Hennessy Funds or the O'Shaughnessy Funds or adversely affect the ability of Licensee to consummate the transaction contemplated by this Agreement; provided, however, that any condition materially and adversely affecting the mutual fund or investment management industries generally shall not be deemed to constitute a Material Adverse Effect.

         "Mutual Fund" means any investment company which is registered under Section 8(b) of the Investment Company Act, 15 U.S.C. ss. 80a-8(b).

         "Notice of Termination" means the notice described in Section 9.1 of this Agreement.

         "O'Shaughnessy Funds" means Cornerstone Growth Fund and the Cornerstone Value Fund including those funds as they presently exist and as they may exist and by whatever name they may be known after the Closing.

         "O'Shaughnessy Funds, Inc." means O'Shaughnessy Funds, Inc., a Maryland Corporation.

         "Patent" means U.S. Patent No. 5,978,778 covering certain automated strategies for investment management, together with all divisions, continuations, continuations-in-part, reissues and extensions thereof.

         "License fee" means the license fee specified in Section 2.4 of this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended, and rules and regulations thereunder.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and rules and regulations thereunder.

         "Segregated Accounts" means those shareholder accounts of the O'Shaughnessy Funds to which Segregated Shares are allocated.

         "Segregated Shares" means and includes (i) the shares of the O'Shaughnessy Funds which are outstanding at the close of business on the Closing Date and (ii) any Shares of the O'Shaughnessy Funds issued after the Closing Date and before the Anniversary Date as a distribution on other Segregated Shares, but does not include any additional shares of the O'Shaughnessy Funds purchased for Segregated Accounts after the Closing Date.

                              ARTICLE II - LICENSE
                              --------------------

         Section 2.1 Grant of License. Subject to the terms and conditions set forth in this Agreement, Licensor hereby licenses to Licensee on the Closing Date, and Licensee accepts the license hereinafter set forth:

         Section 2.2 Delivery of Books and Records. On the Closing date, Licensor shall deliver to Licensee originals or true copies of the following books and records:

                (a) All files, books, records and data files (in whatever form or forms including hard copy, microfilm, microfiche, CD ROM or other electronic media, including the software necessary to access the same) owned by or in the possession of Licensor relating to investment accounts and investment histories of the O'Shaughnessy Funds (except to the extent that Licensor is required by applicable law to retain such materials or copies thereof in which event Licensor shall, at Licensor's expense, provide to Licensee such materials or copies thereof, whichever is available); and

                (b) All records required to be maintained and retained under the Investment Company Act or the Investment Advisers Act in connection with Licensor's provision of investment advisory services to the O'Shaughnessy Funds (except to the extent that Licensor or O'Shaughnessy Funds, Inc. is required by applicable law to retain such materials or copies thereof in which event Licensor shall provide to Licensee such materials or copies thereof, whichever is available).

         Section 2.3 Terms of License. Licensor agrees that, effective upon the Closing, the parties shall be deemed, without more, to have entered into the following License:

                (a) Subject to all of the terms and conditions hereof, Licensor shall grant to Licensee the perpetual, paid-up, royalty-free exclusive license to use the Patent, the Marks and the know-how of Licensor heretofore employed in the management of the O'Shaughnessy Funds, including the CORNERSTONE GROWTH and CORNERSTONE VALUE models (collectively, the "Trade Rights") solely for the purpose of managing Mutual Funds. The license to be granted hereby is personal to Licensee (and to its Affiliates, successors and assigns which agree in writing to be bound by the provisions of this Agreement) and for the use of Licensee and such permitted Affiliates, successors and assigns solely in portfolio selection and management in rendering its investment-management services to Mutual Funds and does not include the right to sublicense, publish and distribute Trade Rights or any software incorporating the same, unless expressly approved by Licensor in writing. All rights which are not specifically granted by Licensor to Licensee are expressly reserved by Licensor. Nothing herein shall be construed to prohibit Licensor from using, implementing, licensing,



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


publishing or distributing the Trade Rights for any other purpose; provided, however, that for so long as Licensee shall be in compliance with the terms hereof, Licensor shall not license or permit any third party to use the Trade Rights in the management of any Mutual Fund.

                (b) Except as expressly set forth in the last sentence of the preceding paragraph, nothing in this Agreement shall preclude Licensor from employing, marketing, selling, leasing, licensing or maintaining the Trade Rights or any other products or services of Licensor to or for any other party. Licensee recognizes that Licensor has historically provided, and may in the future provide, professional services through its own personnel (including services which may be delivered over the Internet by Licensor), in direct and substantial competition with the anticipated services of Licensee as licensed hereby; Licensor shall not have any obligation to refrain from performing such services in the future and shall not be deemed to violate any provision of this Agreement by continuing to provide such services. Licensee acknowledges that Licensor presently renders, and in the future will render, investment management services based on the Trade Rights and that Licensor and its Affiliates may from time to time be the sponsor or various software, literary and investment products (other than management investment companies registered under the Investment Company Act) based on the Trade Rights which may be sold worldwide, none of which activities of Licensor shall be deemed a breach of this Agreement.

                (c) This Agreement only permits Licensee to use the Trade Rights as provided by Licensor to Licensee for use in the management of Mutual Funds as aforesaid. Neither this Agreement nor any conduct by Licensor pursuant hereto conveys any right to reproduce or modify the Marks.

                (d) At all times the relationship between the parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to: (a) give either party the power to direct or control the day-to-day activities of the other; (b) constitute the parties as partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking; or (c) allow Licensee to create or assume any obligation on behalf of Licensor for any purpose whatsoever.

                (e) All of Licensee's advertising, marketing, promotional and other materials incorporating or referring to the Marks shall be subject to Licensor's prior approval in writing, which approval shall be not be unreasonably withheld or delayed and which approval shall be deemed to have been granted if Licensor shall fail to respond to any request for approval within five business days following receipt thereof; provided, however, the Licensee need not obtain Licensor's approval of any proposed use which is substantially unchanged from (i) any prior use by Licensor in its own business on or prior to the date hereof, or (ii) any use previously approved by Licensor in writing.

                (f)     At no time hereafter shall Licensee challenge
(whether by way of suit, administrative or inter partes proceedings, protest, objection or otherwise), or assist others to challenge, Licensor's rights in the Marks or any of Licensor's other trademarks,



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


trade-names or service marks or the registration thereof, nor shall Licensee seek to register or assist others in an attempt to register any trademark or service mark that is confusingly similar to any trademark, tradename or service mark of Licensor.

         Section 2.4 License Fee. Subject to any and all conditions and adjustments set forth herein, the License Fee shall be the sum of the following:

                (a) an initial payment equal to .225% of the aggregate net asset value of the O'Shaughnessy Funds at the close of business on April 7, 2000; plus

                (b) an amount equal to (i) 1.125 % of the aggregate net asset value of the O'Shaughnessy Funds at the close of business on the business day immediately preceding the Closing Date less (ii) the amount determined in accordance with clause (a) of this Section 2.4; plus

                (c) an amount equal to (i) 1.125 % of the aggregate net asset value of the O'Shaughnessy Funds at the close of business on the business day immediately preceding the Closing Date minus (ii) an amount equal to 2.25 % of the excess of (A) the aggregate redemption price of all Segregated Shares redeemed subsequent to the Closing Date and before the Anniversary Date over (B) the aggregate purchase price of all shares of the O'Shaughnessy Funds purchased for the Segregated Accounts subsequent to the Closing Date and before the Anniversary Date; provided, however, that in no event shall the amount subtracted pursuant to clause (c)(ii) exceed the aggregate of the amounts determined in accordance with clauses (c)(i) and (d) of this Section 2.4; plus

                (d) 125 % of the aggregate net asset value of the O'Shaughnessy Funds at the close of business on the business day immediately preceding the Closing Date; plus

                (e) an amount equal to 10% of the payment determined under clause (c) of this Section 2.4.

          No amount shall be payable by the Licensee with respect to purchases of Shares of the O'Shaughnessy Funds occurring after the Closing Date.

         Section 2.5 Payment of License fee. Concurrently with the execution hereof, Licensee has paid to Firstar Bank, N.A., as escrow agent pursuant to a separate agreement between the parties and said escrow agent, the amount determined in accordance with clause (a) of Section 2.4 in immediately available funds. On the Closing Date, Licensee shall cause such escrow funds and all interest thereon to be paid to Licensor, and shall pay to Licensor in immediately available funds the amount determined in accordance with clause (b) of Section 2.4. On the Anniversary Date, Licensee shall pay the amounts determined in accordance with clauses (c), (d) and (e) of Section 2.4 by executing and delivering at Closing to Licensor Licensee's promissory note substantially in the form of Exhibit A hereto in the principal



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


amount equal to the aggregate of the amounts determined in accordance with clauses (c) and (d) of Section 2.4 hereof.

         The principal amount of Licensee's promissory note shall be adjusted
(i) upward by an amount, if any, equal to any Damages owed by Licensee to Licensor as of the Anniversary Date pursuant to Article X hereof as then finally determined by a court of competent jurisdiction or agreed to in writing by the parties hereto, and (ii) downward by an amount, if any, equal to the sum of any Damages owed by Licensor to Licensee as of the Anniversary Date pursuant to Article X hereof as then finally determined by a court of competent jurisdiction or agreed to in writing by the parties hereto.

         Section 2.6 Reliance on License fee Allocation. Licensor and Licensee mutually agree to allocate the License fee among those items described in Section 2.1 above. Licensor and Licensee agree to use such allocation and be bound thereby for all purposes, including without limitation, computing any federal, state, county, local or other tax liability and, unless required to do so in accordance with a "determination" as defined in Section 1313(a)(1) of the Code, to take no position in any tax return, tax proceeding, tax audit or otherwise that is inconsistent with such allocation.

            ARTICLE III - REPRESENTATIONS AND WARRANTIES OF LICENSOR
            --------------------------------------------------------

         Licensor represents and warrants to Licensee as follows:

         Section 3.1 Organization, Standing and Authority. Licensor is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Licensor has all requisite corporate power and authority to conduct its business as presently conducted as it relates to providing investment advisory services to the O'Shaughnessy Funds, to execute and deliver this Agreement and the documents contemplated hereby and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by Licensor hereunder and thereunder. Licensor is duly qualified or licensed to do business as a foreign corporation, and is in good standing, in every jurisdiction where failure to be so qualified or licensed would be reasonably likely to have a Material Adverse Effect on Licensor.

         Section 3.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement by Licensor have been duly authorized by all necessary corporate action on the part 6f Licensor. This Agreement has been duly executed and delivered by Licensor and, assuming the due authorization, execution and delivery of this Agreement by Licensee constitutes the legal, valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).



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


         Section 3.3 Registered Investment Adviser. Licensor is registered as an investment adviser under the Investment Advisers Act. Licensor has not received any written notice by any state that Licensor's registration as an investment adviser is, is to be, or will be restricted or terminated.

         Section 3.4 Absence of Conflicting Agreements. The execution, delivery and performance by Licensor of this Agreement and the documents contemplated hereby (i) will not conflict with any provision of Licensor's articles of incorporation or by-laws; (ii) will not conflict with, result in a breach of, or constitute a default under, any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation or ruling of any court or governmental instrumentality, except as will not individually or in the aggregate have a Material Adverse Effect with respect to Licensor or Licensee or as will be cured or waived prior to the Closing Date; and (iii) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license or permit to which Licensor is a party or by which Licensor may be bound, except as will not singly or in the aggregate have a Material Adverse Effect with respect to Licensor or Licensee, or as will be cured or waived prior to the Closing Date.

         Section 3.5 Title to and Condition of Assets. As of the date hereof, Licensor has good and marketable title to the Trade Rights, and on the Closing Date will have good and marketable title to the Trade Rights sufficient to grant to Licensee the license hereinabove set forth, free and clear of all Liens.

         Section 3.6 Consents. Licensor is not required to submit any notice, report or other filing with, or obtain any authorization, consent or approval from, any governmental authority or self-regulatory organization prior to the execution, delivery and performance by Licensor of this Agreement or the consummation of the transaction contemplated herein, other than notices, reports or other filings, authorizations, consents or approvals relating to matters that, in the aggregate, will not have a Material Adverse Effect with respect to the Licensor.

         Section 3.7 Financial Condition: Effect of Sale of Assets. Licensor is not insolvent on the date of this Agreement and shall not be insolvent on the Closing Date. The license contemplated by this Agreement (i) will not constitute a disposition of all or substantially all of the assets of Licensor, (ii) will not render Licensor insolvent or leave Licensor with assets unreasonably small in relation to the business in which it is engaged and (iii) is not being undertaken by Licensor with the intent to hinder, delay or defraud its creditors.

         Section 3.8 Legal Actions. There is no material action, suit, proceeding, complaint, litigation, investigation, inquiry or governmental proceeding pending, or to the knowledge of the Licensor threatened, before any court or governmental or regulatory

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authority, against (i) any of the Assets or (ii) Licensor, or to the knowledge of Licensor any party, that reasonably could be expected to have a material Adverse Effect on Licensor or Licensee.

         Section 3.9 Compliance with Laws. Licensor's business of providing investment advisory services to the O'Shaughnessy Funds is being operated in material compliance with all applicable laws, rules, regulations, ordinances, orders or requirements of all federal, state and local governmental or regulatory authorities. Licensor has complied in all material respects with all written notices and demands to it from all governmental or regulatory authorities with respect to the ownership, use and operation of all of the Trade Rights and the provision of investment advisory services to the O'Shaughnessy Funds.

         Section 3.10   The O'Shaughnessy Funds.

         To the knowledge of Licensor:

                (a) Registration and Regulation of the O'Shaughnessy Funds. O'Shaughnessy Funds, Inc. is duly registered with the Commission as an investment company under the Investment Company Act, and all shares of each of the O'Shaughnessy Funds which, since their organization, have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered to revoke or rescind any such registration or qualification. O'Shaughnessy Funds, Inc. and each of the O'Shaughnessy Funds is in compliance with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Securities Exchange Act and all applicable state securities laws, except where the failure to be so in compliance would not have a material adverse effect on O'Shaughnessy Funds Inc. or such O'Shaughnessy Fund. Each of the O'Shaughnessy Funds is in compliance with the investment policies and restrictions set forth in the registration statement of O'Shaughnessy Funds, Inc. currently in effect under the Securities Act, except where the failure to be so in compliance would not have a material adverse effect on O'Shaughnessy Funds, Inc. or such O'Shaughnessy Fund. The value of the net assets of each O'Shaughnessy Fund is determined pursuant to the requirements of the Investment Company Act and purchases and redemptions of shares of the O'Shaughnessy Funds, since their organization have been effected at the net asset value per share calculated in such manner. There are no legal or governmental actions, investigations, inquiries or proceedings pending or threatened against O'Shaughnessy Funds, Inc. or either of the O'Shaughnessy Funds which could have a material adverse effect on the condition (financial or otherwise) of O'Shaughnessy Funds, Inc. or either of the O'Shaughnessy Funds.

                (b) Organization, Standing and Authority. O'Shaughnessy Funds, Inc., is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. O'Shaughnessy Funds, Inc. has all requisite power and authority to own all of its properties and assets and to issue its shares. All of the shares of the O'Shaughnessy Funds that are issued and outstanding are fully paid and non-assessable.

                (c) Financial Statements. The books of account and related records of O'Shaughnessy Funds, Inc. and the O'Shaughnessy Funds fairly reflect the respective assets of the O'Shaughnessy Funds, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements dated September 30, 1999, of O'Shaughnessy Funds, Inc. previously delivered to Licensee (the "Fund Financial Statements") present fairly in all material respects the financial position of each of the O'Shaughnessy Funds and the results of operations and cash flows for the accounting principles applied on a consistent basis as at the dates indicated. The Fund Financial Statements have been certified by an independent accounting firm.

                (d) No Material Adverse Changes. Since September 30, 1999, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of O'Shaughnessy Funds, Inc. or the status of O'Shaughnessy Funds, Inc. as a regulated company under the Code, other than changes resulting from any change in the mutual fund industry, in general conditions in the financial or securities markets or the performance of any investments made by any of the O'Shaughnessy Funds and other than changes occur ring in the ordinary course of business of each of O'Shaughnessy Funds, Inc.

                (e) Contracts. Except for contracts and agreements disclosed on Schedule 3.10(e) (which shall be updated by Licensor at Closing), O'Shaughnessy Funds, Inc. is not a party to any material contract, debt arrangement, futures contract, plan, lease, franchise, license or permit (other than permits issued under any state securities law) of any kind or nature whatsoever. No default by O'Shaughnessy Funds, Inc., nor to the knowledge of Licensor by any other party, exists under any of the contracts and agreements listed on Schedule 3.10(e) which would have a material adverse effect on O'Shaughnessy Funds, Inc.

                (f) Taxes. All federal income tax returns, all other material federal tax returns, and all material state and local tax returns for any open tax periods required to be filed by O'Shaughnessy Funds, Inc. on or prior to the Closing Date have been or will be timely filed, such returns are or will be correct in all material respects, and all taxes shows as payable on such returns have been or will be timely paid. For any period for which tax returns of O'Shaughnessy Funds, Inc. are not required to have been filed in accordance with the previous sentence by the Closing Date, O'Shaughnessy Funds, Inc. has made, or will make by the Closing Date, an adequate accrual on its books of any taxes due or to become due, if any, as a result of actions occurring on or before the Closing Date. O'Shaughnessy Funds, Inc. has qualified as a regulated investment company under the Code in respect of each taxable year of O'Shaughnessy Funds, Inc. since commencement of its operations and O'Shaughnessy Funds, Inc. was, and shall be, in compliance with the requirements of Section 851 of Subchapter M of the Code for each of the applicable fiscal periods ending on or prior to the Closing Date. O'Shaughnessy Funds, Inc. has timely provided to the shareholders of each of the O'Shaughnessy Funds any notices relating to the character of shareholder distributions or portions thereof required under Sections 852 or 853 of the Code and Section 19 of the Investment Company Act and has properly withheld or collected all taxes required by law to be withheld or collected from amounts payable to the shareholders of each of the O'Shaughnessy Funds and has timely remitted such withheld or collected taxes to the appropriate taxing authority, agency or body.

                (g) Books and Records. The books and records of O'Shaughnessy Funds reflecting, among other things, the purchase and sale of shares of the O'Shaughnessy Funds by shareholders of the O'Shaughnessy Funds, the number of issued and outstanding shares owned by each shareholder and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

                (h) Prospectus. The current prospectus and statement of additional O'Shaughnessy Funds as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                (i) Ability to Conduct Business. Neither O'Shaughnessy Funds, Inc., nor either of the O'Shaughnessy Funds is subject to, or bound by, any judgment, order, writ, injunction or decree of any court, or of any governmental body, including the Commission, or of any arbitrator, that would prevent the conduct of business material to O'Shaughnessy Funds, Inc., or the O'Shaughnessy Funds in accordance with current practice.

                (j) Litigation or Proceeding. No litigation is pending or threatened, and no investigation, inquiry or governmental proceeding is pending or, to the best of Licensor's knowledge, threatened against or affecting O'Shaughnessy Funds, Inc. or either of the O'Shaughnessy Funds before any court, arbitrator or federal, state, local or foreign governmental or regulatory agency or authority or self-regulatory authority (including, but not limited to, the Commission, the Commodities Futures Trading Commission and the Internal Revenue Service) that would be reasonably likely to materially and adversely affect the business operation's or financial condition of O'Shaughnessy Funds, or either of the O'Shaughnessy Funds or materially delay, materially hinder or prohibit the solicitation of proxies from shareholders of either of the O'Shaughnessy Funds.

                (k) Absence of Undisclosed Liabilities. As of September 30, 1999, O'Shaughnessy Funds, Inc. had no material debts, obligations or liabilities, whether due or to become due, absolute, contingent or otherwise, that are required to be reflected in the Fund Financial Statements in accordance with generally accepted accounting principles, that are not so reflected.

                (l) No Pending Transaction. O'Shaughnessy Funds, Inc. is not a party to or bound by any agreement, undertaking or commitment (i) to merge or consolidate with, or acquire all or substantially all of the property and assets of, any other corporation, trust or person or (ii) to sell, lease or exchange all or substantially all of its property and assets to any other corporation, trust or person.

                (m) Suspension or Revocation of Adviser Registration. Except as previously disclosed in writing by Licensor to Licensee, on the date of this Agreement neither the Licensor nor O'Shaughnessy Funds, Inc., nor any Affiliated Person of O'Shaughnessy Funds, Inc. or the Licensor has been convicted of any felony or misdemeanor, described in Section 9(a)(1) of the Investment Company Act, nor has any investment adviser, or any "person associated" (as defined in the Investment Advisers Act) with any investment adviser, of the O'Shaughnessy Funds been subject, or presently is subject, to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Investment Advisers Act or Rule 206(4)4(b) thereunder or of a broker-dealer under Section 15 of the Securities Exchange Act, or for disqualification as an investment adviser, employee, officer or director of an investment company under Section 9 of the Investment Company Act, and, to Licensor's knowledge, there is no proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

         Section 3.11 Trade Rights. Schedule 3.11 lists all Trade Rights in which Licensor now has any interest and which are used in the management of O'Shaughnessy Funds, specifying whether such Trade Rights are owned, controlled, used or held (under license or otherwise) by Licensor, and also indicating which of such Trade Rights are registered. All Trade Rights shown as registered in
Schedule 3.11 have been properly registered, all pending registrations and applications have been properly made and filed and all annuity, maintenance, renewal and other fees relating to registrations or applications are current.
In order to conduct the management or operations of the O'Shaughnessy Funds, as such is currently being conducted or proposed to be conducted, Licensor does not require any Trade Rights that it does not already have or that are not readily available from third-party sources upon payment of customary fees therefor. Licensor is not infringing and has not infringed any Trade Rights of another in the management or operations of the O'Shaughnessy Funds, nor is any other person infringing the Trade Rights of Licensor. Licensor does not pay any royalties or other consideration for the right to use any Trade Rights of others. There is no Litigation pending or threatened to challenge Licensor's right, title and interest with respect to its continued use and right to preclude others from using any Trade Rights of Licensor. To the best of Licensor's knowledge, all Trade Rights of Licensor are valid, enforceable and in good standing, and there are no equitable defenses to enforcement based on any act or omission of Licensor. The know-how included in the Trade Rights includes all methods and procedures of every kind necessary for Licensee to apply the CORNERSTONE VALUE and CORNERSTONE GROWTH stock-selection models in the operation of the O'Shaughnessy Funds as heretofore operated by Licensor.

         Section 3.12 Disclaimer of Warranties with Respect to Investment Selection. LICENSOR DISCLAIMS ALL WARRANTIES OF ANY KIND WITH RESPECT TO THE INVESTMENT PERFORMANCE OF THE TRADE RIGHTS AND

WITH RESPECT TO THE SUITABILITY OF ANY INVESTMENTS SELECTED IN ACCORDANCE THEREWITH. LICENSOR SHALL NOT BE RESPONSIBLE OR LIABLE WITH RESPECT TO ANY INVESTMENT UNDERTAKEN IN ACCORDANCE WITH THE TRADE RIGHTS UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY OF LIABILITY: (i) FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO CAPITAL LOSS, LOSS OF INCOME, LOSS OF REVENUES AND LOSS OF PROFITS; OR (ii) FOR ANY MATTER BEYOND LICENSOR'S REASONABLE CONTROL. LICENSOR IS NOT RESPONSIBLE FOR AND WILL HAVE NO LIABILITY FOR SOFTWARE, SERVICES OR OTHER ITEMS PROVIDED BY ANY PERSONS OTHER THAN LICENSOR.

         Section 3.13 Sales or Transfer Taxes. The transactions contemplated by this Agreement shall not result in either Licensee or Licensor incurring any liability for sales, use, transfer or purchase taxes or fees under the laws of the State of Connecticut.

         Section 3.14 Full Disclosure. No representation or warranty made by Licensor herein nor any certificate furnished or to be furnished by Licensor pursuant hereto contains or, at the date of its delivery, will contain any untrue statement of a material fact, or omits or will omit any statement of a material fact known to Licensor and known by Licensor to be required to make the statements herein or therein not misleading.

             ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF LICENSEE
             -------------------------------------------------------

         Licensee represents and warrants to Licensor as follows:

         Section 4.1 Organization, Standing and Authority. Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Licensee is duly qualified or licensed to do business as a foreign corporation, and is in good standing, in every jurisdiction where the failure to be so qualified or licensed would be reasonably likely to have a Material Adverse Effect on the Licensee. Licensee has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by Licensee hereunder and thereunder.

         Section 4.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement by Licensee have been duly authorized by all necessary corporate action on the part of Licensee. This Agreement has been duly executed and delivered by Licensee and, assuming the due authorization, execution and delivery of this Agreement by Licensor, constitutes the legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms, except as the enforceability hereof may be affected by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

         Section 4.3 No Violations. The execution, delivery and performance by Licensee of this Agreement and the documents contemplated hereby (i) will not conflict with any provision of Licensee's articles of incorporation or by-laws;
(ii) will not conflict with, result in a breach of, or constitute a default under, any applicable law, judgment, order, ordinance, injunction, decree, rule, regulation or ruling of any court or governmental instrumentality, except as will not individually or in the aggregate have a Material Adverse Effect with respect to Licensee or Licensor or as will be cured by waiver prior to the Closing Date; and (iii) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license or permit to which Licensee is a party or which Licensee is bound, except as will not singly or in the aggregate have a Material Adverse Effect with respect to Licensee or Licensor or as will be cured or waived prior to the Closing Date.

         Section 4.4 Governmental/Regulatory Authorities. Licensee is not required to submit any notice, report or other filing with, or obtain any authorization, consent or approval from, any governmental authority or self-regulatory organization prior to the execution, delivery and performance by Licensee of this Agreement or the consummation of the transaction contemplated hereby, other than notices, reports or other filings, authorizations, consents or approvals relating to matters that, in the aggregate, will not have a Material Adverse Effect with respect to Licensee.

         Section 4.5 Disqualifying Conduct. Neither Licensee nor any Affiliated Person of Licensee is ineligible to serve as an employee, officer, director, member of an advisory board, investment adviser, depositor or principal underwriter of any investment company registered under the Investment Company Act by reason of any conviction of a felony or misdemeanor, described in
Section 9(a)(1) of the Investment Company Act, or by reason of any order, judgment or decree of any court of competent jurisdiction, described in Section 9(a)(2) of the Investment Company Act, and is not subject to any order issued by the Commission under Section 9(b) of the Investment Company Act. Neither Licensee nor any "associated person" (as defined in the Investment Advisers Act) of Licensee that is registered as an investment adviser is ineligible pursuant to Section 203 of the Investment Advisers Act to serve as an investment advisor or an associated person thereof. To the best of Licensee's knowledge, no facts exist with respect to Licensee, or any Affiliated Person or associated person of Licensee, which would form a basis for any such disqualification or ineligibility.

         Section 4.6 Litigation; Proceedings. No litigation, proceeding or governmental investigation, or inquiry is pending or, to the best of Licensee's knowledge, threatened, against Licensee that seeks to delay, hinder or prohibit execution of this Agreement or consummation of the transaction contemplated herein or that, if determined against Licensee would be reasonably likely to have a Material Adverse Effect on Licensee.

         Section 4.7 Registered Investment Adviser. Licensee or an Affiliated Person thereof is registered as an investment adviser under the Investment Advisers Act. Licensee has not received any written notice by any State that Licensee's registration as an investment adviser is, is to be, or will be restricted or terminated.

         Section 4.8 Compliance with Law. Licensee is in compliance with all applicable laws, rules and regulations, including, without limitation, federal and state securities laws, except where failure to be so in compliance would not be reasonably likely to have a Material Adverse Effect on Licensee.

                              ARTICLE V - COVENANTS
                              ---------------------

         Section 5.1    Pre-Closing Covenants of Licensor.

                (a) Maintenance of Business. Except as contemplated by this Agreement or with the prior written consent of Licensee, between the date hereof and the Closing Date, Licensor shall operate Licensor's business as it relates to management of the investments of the O'Shaughnessy Funds in the ordinary course of business in accordance with past practices (except where such action would conflict with Licensor's obligations under this Agreement) and agrees not to engage in any extraordinary transactions affecting the O'Shaughnessy Funds.

                (b) Approvals. Subject in all cases to any fiduciary duties to which it may be subject, Licensor shall use its reasonable best efforts, prior to the Closing Date or earlier termination of this Agreement in accordance with its terms, to obtain the actions of the Board of Directors of the O'Shaughnessy Funds, Inc. enumerated in Section 7.1(c) and to cause O'Shaughnessy Funds, Inc. to solicit the shareholders of each of the O'Shaughnessy Funds with regard to approval of the Fund Transaction for which shareholder approval is required, as well as other matters relating directly or indirectly to such Fund Transaction, consistent with all requirements of the Investment Company Act and the Securities Exchange Act applicable to such solicitation.

         Section 5.2 Negative Covenants. Licensor shall not, without the prior written consent of Licensee or as contemplated by this Agreement (with notice to Licensee), do any of the following:

                (a) Disposition of Assets. Sell, assign or otherwise transfer or dispose of any of the Trade Rights;

                (b) Contracts. Enter into any contract relating to Licensor's business of providing investment advisory services to the O'Shaughnessy Funds after the date hereof, other than contracts that will not result in any liability or duty on the part of Licensee without notifying Licensee prior to execution of such contracts. Such notice shall be in writing and shall include a copy of each such contract.

         Section 5.3    Affirmative Covenants of Licensor.

                (a) Access to Information. Subject to applicable confidentiality agreements, Licensor shall allow Licensee and its authorized representatives on prior notice reasonable access at Licensee's expense during normal business hours to Licensor's employees responsible for the O'Shaughnessy Funds, the Assets and to all other properties, equipment and contracts relating to Licensor's business of providing investment advisory services to the O'Shaughnessy Funds and to the books and records described in Section 2.1(a) and
(b) for the purpose of review and inspection, and furnish or cause to be furnished to Licensee or its authorized representatives all information with respect to Licensor's business of providing investment advisory services to the O'Shaughnessy Funds as Licensee may reasonably request, it being understood that the rights of Licensee hereunder shall not be exercised in such a manner as to interfere with the operation of Licensor's business.

                (b) Transition. Licensor shall cooperate with and assist Licensee in effecting the transfer to Licensee of Licensor's business of providing investment advisory services to the O'Shaughnessy Funds contemplated by this Agreement, and shall provide the Licensee with such information maintained by Licensor As Licensee may reasonably request to facilitate (i) preparation and filing of tax returns for the O'Shaughnessy Funds for their tax years next ending after the date of this Agreement and (ii) the provision of information to shareholders in compliance with the Code.

                (c) O'Shaughnessy Funds Prospectus. Licensor shall cause O'Shaughnessy Funds, Inc. to supplement pursuant to Rule 497 of the Commission under the Securities Act the prospectus used to sell the shares of the O'Shaughnessy Funds pending the approval of the Fund Transactions by the shareholders of the O'Shaughnessy Funds to disclose the transactions contemplated by this Agreement.

         Section 5.4 Affirmative Covenant of Licensee - Access to Information. Licensee shall provide Licensor with such information regarding Licensee and Affiliated Persons of Licensee as Licensor or the Board or Directors of O'Shaughnessy Funds, Inc. may reasonably request to assist it in fulfilling its duties to O'Shaughnessy Funds, Inc. under the Investment Company Act and under the General Corporation Law of the State of Maryland and as may be reasonably necessary or desirable in connection with the solicitation of proxies from the shareholders of the O'Shaughnessy Funds.

                  ARTICLE VI - SPECIAL COVENANTS AND AGREEMENTS
                  ---------------------------------------------

         Section 6.1 Fees and Expenses. Except as hereinafter provided, the Licensee shall pay all costs associated with the satisfaction of the condition set forth in Section 7.1(d) of this Agreement except that Licensor shall pay all fees and disbursements of Swidler, Berlin, Shereff, Friedman, LLP or other counsel for the O'Shaughnessy Funds related thereto in excess of an aggregate of $25,000 and all fees and disbursements of Wadsworth & Associates or other administrator for the O'Shaughnessy Funds in excess of an aggregate of $2,500. In the event that the shareholders of the O'Shaughnessy Funds do not approve the Fund Transactions and Licensee decides to resolicit proxies for such approval, the Licensee shall pay all costs related to such resolicitation.

         Section 6.2 Brokers. Licensor and Licensee each represent to the other that they have not used any finder or broker in connection with the transaction contemplated by this Agreement. Licensee and Licensor agree to indemnify and hold harmless the other party with respect to any claim or liability for any finders' or brokers' fees or commissions in connection with the transaction contemplated by this Agreement as a result of the indemnifying party's conduct or alleged conduct upon which any such claim or liability is based.

         Section 6.3 Noncompetition. Subject to the Closing, and as an inducement to Licensee to execute this Agreement and complete the transactions contemplated hereby, in order to preserve the goodwill associated with the Trade Rights of Licensor being licensed pursuant to this Agreement, Licensor hereby covenants and agrees that for a period two years from the Closing Date, it will not, directly or indirectly, organize, sponsor, provide investment advisory service to or otherwise assist any Mutual Fund which has or proposes to have investment policies or uses or proposes to use investment strategies substantially similar to those of the O'Shaughnessy Funds; provided, however, that the foregoing provisions shall not be construed to preclude Licensor from continuing to render services and investment advice in accordance with Licensor's past practices in connection with unit investment trusts sponsored by affiliates of Merrill Lynch Pierce Fenner & Smith, Inc. and Nike Securities, respectively. The parties acknowledge that Licensor is the investment sub-advisor to three investment companies formed in 1997 by Royal Bank of Canada which employ computer-based stock-selection techniques similar to the Trade Rights and that, while Licensor does not believe that the sponsor of such funds has any intention to offer them in the United States, Licensor does not exercise any control over the territory in which such investment companies may be offered. Except as otherwise expressly set forth in this Agreement, nothing contained herein shall be construed to preclude Licensor from soliciting the holder of any Segregated Account as a client of Licensor's Internet-based business or in any other lawful manner. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographical scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such overbroad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

         Section 6.4 Confidential Information. The confidentiality agreements previously entered into between Licensor and Licensee relating to confidentiality of information provided by either to the other shall remain in effect following the execution of this Agreement; provided, however, that the restrictions on Licensee contained in such agreements shall lapse and be of no further force and effect on and after the Closing Date.

         Section 6.5 Cooperation. Licensee and Licensor shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective bligations under this Agreement, and Licensee and Licensor shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their reasonable best efforts to consummate the transaction contemplated hereby and to fulfill their obligations hereunder.

         Section 6.6 Technical Assistance. Licensor shall provide technical assistance without charge to Licensee respecting the day-to-day operations of the O'Shaughnessy Funds during the period commencing with the Closing Date and ending on the last day of the calendar quarter which commences immediately following the Closing Date. If on-site assistance is reasonably required at places other than Licensor's principal place of business, Licensee will pay for reasonable accommodations and travel cost of Licensor's personnel providing such on-site assistance, but Licensee shall not pay Licensor's compensation costs for such personnel.

         Section 6.7 Covenants With Respect to Changes in Condition and Litigation.

                (a)     Litigation; Proceedings.

                        (i) From the date of this Agreement through the Closing Date or earlier termination of this Agreement in accordance with its terms: (A) Licensor shall notify Licensee promptly of any actions, proceedings or investigations that from the date of this Agreement are commenced against Licensor and relate to the administration, management, operation or distribution of shares of the O'Shaughnessy Funds and (B) Licensee shall notify Licensor promptly of any actions, proceedings or investigations that from the date of this Agreement are commenced against any of the Hennessy Funds or Licensee or any of its Affiliates and relate to the administration, management, operation or distribution of the Hennessy Funds.

                        (ii) From the date of this Agreement through the Closing Date or earlier termination of this Agreement in accordance with its terms, Licensee shall notify Licensor, and Licensor shall notify Licensee, promptly of any actions, proceedings or investigations that are commenced against Licensee or any of its Affiliates or any actions, proceedings or investigations that are commenced against Licensor or any of its affiliates, respectively, that would be reasonably likely to affect adversely the O'Shaughnessy Funds, the Hennessy Funds, the Fund Transactions, the transaction contemplated herein or that would restrain or enjoin the consummation of, or declare unlawful, the Fund Transactions or the transaction contemplated herein, or cause such transaction to be rescinded or that would restrain or enjoin execution or performance of this Agreement.

                (b) Change in Condition. From the date of this Agreement through the Closing Date or earlier termination of this Agreement, Licensee agrees to advise Licensor promptly in writing of any change in the financial condition, operations, properties or business of Licensee or any of its Affiliates which individually or taken as a whole would have a Material Adverse Effect with respect to Licensee. From the date of this Agreement through the Closing Date or earlier termination of this Agreement, Licensor agrees to advise Licensee promptly and in writing of any material adverse change in the financial condition, operations, properties or businesses of the O'Shaughnessy Funds, other than changes in the value of fund assets resulting from changes occurring in the financial or securities markets. From the date of this Agreement through the Closing Date or earlier termination of this Agreement, Licensor agrees to advise Licensee promptly in writing of any change in the financial condition, operations, properties or business of Licensor which individually or taken as a whole would have a Material Adverse Effect with respect to Licensor.

         Section 6.8 Covenants With Respect to Information in Proxy Materials and Registration Statements.

                (a) Licensor covenants that the last post effective amendment to the registration statement on Form N-lA filed by O'Shaughnessy Funds, Inc. with the Commission preceding the date of this Agreement, any subsequent post-effective amendment thereto hereafter filed by O'Shaughnessy Funds, Inc. prior to the shareholder approval of the Fund Transactions and any prospectus or supplement thereto used for the sale of shares of the O'Shaughnessy Funds and the proxy materials required for the shareholders' meeting or meetings or meetings of O'Shaughnessy Funds, Inc. called for the purpose, pursuant to the Investment Company Act, of approving the Fund Transactions or other matters relating directly or indirectly to the Fund Transactions do not or will not contain, at the time any such amendment becomes effective or such prospectus is delivered in connection with a sale of shares of the O'Shaughnessy Funds or at the time such proxy materials are furnished or at the time of such meeting or meetings, any untrue statement of material fact or omit to state any material fact required to be stated therein, where necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading; provided, however, that this covenant shall not apply to any information or data provided by Licensee that describes Licensee, the Hennessy Funds or any of their respective business operations or plans for use in the prospectus or proxy materials.

                (b) Licensee covenants that any information or data provided by Licensee that describes Licensee, the Hennessy Funds or any of their respective business operations or plans for use in and prospectus or prospectus supplement for the O'Shaughnessy Funds or the proxy materials required for the shareholders' meeting or meetings of the O'Shaughnessy Funds called for the purpose, pursuant to the Investment Company Act, of approving the Fund Transactions or other matters relating directly or indirectly to the Fund Transactions will not contain, at the time any such prospectus or prospectus supplement is delivered, or at the times such proxy materials are furnished or at the time of such meeting or meetings, any untrue statement of material fact or omit to state any material fact required to be stated therein, where necessary in order to make the statements made therein, in the light of the circumstance under which they were made, not misleading.

         Section 6.9 Access to Third Parties. Licensee and Licensor shall agree on mutually acceptable procedures to contact O'Shaughnessy Funds, Inc. and third party providers of Licensor or O'Shaughnessy Funds, Inc. including, but not limited to, auditors, transfer agents, administrators or any other service providers, and authorize such third party providers to communicate with Licensee and to provide information requested by Licensee.

        ARTICLE VII - CONDITIONS TO OBLIGATIONS OF LICENSEE AND LICENSOR
        ----------------------------------------------------------------

         Section 7.1 Conditions to Obligations of Licensee. All obligations of Licensee at the Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions, which may be waived, in writing, in whole or in part by Licensee.

                (a) Representations and Warranties. All representations and warranties of Licensor shall be true, correct and complete at and as of the Closing Date as though such representations and warranties were made at and as of such time, unless the facts causing such representation or warranty not to be true, correct or complete could not reasonably be expected to have a Material Adverse Effect with respect to Licensor or Licensee.

                (b) Covenants and Conditions. Licensor shall have in all material respects performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                (c) O'Shaughnessy Funds Board Action. The O'Shaughnessy Funds Board of Directors have taken action:

                        (1) to approve the Fund Transactions and authorize and direct appropriate officers to take all necessary actions to fulfill the conditions precedent thereto; and

                        (2)     to call shareholders meetings of the
        O'Shaughnessy Funds to approve the Fund Transactions.

                (d) Shareholder Approval. The Fund Transactions shall have been approved by the requisite vote of the outstanding voting securities of each of the O'Shaughnessy Funds.

                (e) Conditions Precedent to Fund Transactions. All conditions precedent to consummation of each of the Fund Transactions shall have been satisfied or complied with in all material respects prior to the Closing Date.

                (f) Deliveries. Licensor shall have made or stand willing and able to make all the deliveries to Licensee set forth in Section 8.2.

         Section 7.2 Conditions to Obligations of Licensor. All obligations of Licensor at the Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions which may be waived, in writing, in whole or in part by Licensor.

                (a) Representations and Warranties. All representations and warranties of Licensee contained in this Agreement shall be true and complete at and as of the Closing Date as though such representations and warranties were made at and as of such time, unless the fact causing such representation or warranty not to be true, correct or compete could not reasonably be expected to have a Material Adverse Effect with respect to Licensee or Licensor.

                (b) Covenants and Conditions. Licensee shall have in all material respects performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                (c) O'Shaughnessy Funds, Inc. Board Action. The Board of Directors of O'Shaughnessy Funds, Inc. have taken action:

                        (1) to approve the Fund Transactions and authorize and direct appropriate officers to take all necessary actions to fulfill the conditions precedent thereto; and

                        (2) to call a shareholders meeting of the O'Shaughnessy Funds to approve the Fund Transactions.

                (d) Shareholder Approval. The Fund Transactions shall have been approved by the requisite vote of the outstanding voting securities of each of the O'Shaughnessy Funds.

                (e) Conditions Precedent to Fund Transactions. All conditions precedent to consummation of each of the Fund Transactions shall have been satisfied or complied with in all material respects prior to the Closing Date.

                (f) Deliveries. Licensee shall have made or stand willing and able to make all the deliveries set forth in Section 8.3.

         Section 7.3 Effect of Consummation of Fund Transactions. Notwith-standing any other provision of this Agreement, in the event the Fund Transactions are consummated prior to the Closing:

                (a) This Agreement shall not be subject to termination pursuant to Section 9.1; and

                (b) Licensor shall license the Trade Rights to Licensee on the date the Fund Transactions are consummated (the "Consummation Date"), and Licensee shall thereupon become obligated to deliver the unpaid portion of the License Fee to Licensor in the manner described in Section 2.4 of this Agreement;

Except as otherwise specifically provided herein, nothing in this Section 7.3 shall be deemed to relieve a party of liability under this Agreement if on the Consummation Date such party shall not have performed or complied, in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by such party prior to or on the Closing, or if a representation or warranty held by such party in this Agreement shall not be true, correct and complete on and as of the Consummation Date (unless the facts causing such representation or warranty not to be true; correct or complete could not reasonably be expected to have a Material Adverse Effect with respect to Licensor or Licensee).

                  ARTICLE VIII - CLOSING AND CLOSING DELIVERIES
                  ---------------------------------------------

         Section 8.1 Closing. The Closing Date shall be on or before June 30, 2000, or as soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII of this Agreement, whichever is earlier; provided, however, that if the meeting of shareholders of the O'Shaughnessy Funds called to approve the Fund Transactions is adjourned to a date on or after June 30, 2000, and such adjournment does not require the fixing of a new record date for such adjourned meeting, the Closing Date shall be as soon as practicable after the conclusion of such adjourned meeting. Closing shall be held at the offices of Licensor or such other place as shall be mutually agreed upon by Licensee and Licensor.

         Section 8.2 Deliveries by Licensor. Prior to or on the Closing Date, Licensor shall deliver to Licensee the following, in form and substance reasonably satisfactory to Licensee and its counsel:

                (a) Management Agreement. The management agreement in the form approved by the shareholders of the O'Shaughnessy Funds duly executed on behalf of O'Shaughnessy Funds Inc.

                (b) Amendment to Articles of Incorporation of O'Shaughnessy Funds, Inc. An amendment to the Articles of Incorporation of O'Shaughnessy Funds, Inc. changing its corporate name to "Hennessy Mutual Funds, Inc." in appropriate form for filing in the office of the appropriate state official of the State of Maryland.

                (c) Resignations. Resignations executed by each of the directors and officers of O'Shaughnessy Funds, Inc. effective as of the Closing Date, other than the directors elected by the shareholders of the O'Shaughnessy Funds as part of the Fund Transactions.

                (d) Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of Licensor by an authorized officer certifying that the conditions set forth in Sections 7.1(a) and (b) have been satisfied;

                (e) Certificate of Secretary of Licensor. A certificate, dated as of the Closing Date, executed by Licensor's Secretary on Licensor's behalf: certifying (i) that the resolutions, as attached to such certificate, were duly adopted by Licensor authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and (ii) that Licensor has taken no action to dissolve and that no grounds exist for administrative of judicial action to dissolve the Licensor and providing, as an attachment thereto, a certificate of good standing certified by an appropriate state official of the State of Maryland as of a date not more than fifteen (15) days before the Closing Date;

                (f) A certificate, dated as of the Closing Date executed by the Secretary of O'Shaughnessy Funds, Inc., certifying (i) that the resolutions attached to such certificate were duly adopted by the shareholders of each of the O'Shaughnessy Funds approving the Fund Transactions and that such resolutions remain in full force and effect and (ii) that O'Shaughnessy Funds, Inc. has taken no action to dissolve and that no grounds exist for administrative or judicial action to dissolve O'Shaughnessy Funds, Inc., and providing, as an attachment thereto Articles of Incorporation of O'Shaughnessy Funds, Inc., as amended, and a certificate of good standing, each certified by an appropriate state official of the State of Maryland as of a date not more than fifteen (15) days before the Closing Date.

                (g) Opinion of Counsel. Opinion of Licensor's counsel dated as of the Closing Date in a form reasonably acceptable to Licensee and its counsel as to the matters set forth in Schedule 8.2(d); and

                (h) Delivery of Assets. Delivery by Licensor to a location specified by Licensee of originals, if available, or copies, if originals are not available, of all of the files, books, records of Licensor referred to in
Section 2.1.

         Section 8.3 Deliveries by Licensee. Prior to or on the Closing Date, Licensee shall deliver to Licensor the following, in form and substance reasonably satisfactory to Licensor and its counsel:

                (a) License Fee. The portion of the License fee that is to be paid on the Closing Date as provided in Section 2.4 and Licensee's duly executed promissory note in the form attached hereto as Exhibit B in the aggregate amount determined in accordance with clauses (c) and (d) of Section 2.4;

                (b) Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of Licensee by an authorized officer certifying that the conditions set forth in Section 7.2(a) and (b) have been satisfied;

                (c) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by Licensee's Secretary on its behalf: certifying (i) that the resolutions, as attached to such certificate, were duly adopted by Licensee's Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and (ii) that Licensee has taken no action to dissolve and that no grounds exist for administrative or judicial action to dissolve the Licensee and providing, as attachments thereto, a certificate of good standing certified by an appropriate state official of the State of California as of a date not more than fifteen (15) days before the Closing Date and by Licensee's Secretary as of the Closing Date; and

                (d) Opinion of Counsel. An opinion of Licensee's counsel dated as of the Closing Date in a form reasonably acceptable to Licensor and Licensor's counsel as to the matters set forth in Schedule 8.3(d).

           ARTICLE IX - RIGHTS OF LICENSEE AND LICENSOR ON TERMINATION
           -----------------------------------------------------------
                                    OR BREACH
                                    ---------

         Section 9.1 Termination Rights. This Agreement and, subject to the provisions of this Article IX, the obligations hereunder may be terminated and the transaction contemplated hereby abandoned:

                (a) by Licensee at any time if all of the conditions set forth in Section 7.1 hereof shall not have been satisfied or waived by Licensee on the Closing Date (or the latest permissible time for the Closing Date provided in Section 8.1); or

                (b) by Licensor at any time if all of the conditions set forth in Section 7.2 hereof shall not have been satisfied or waived by Licensor on the Closing Date (or the latest permissible time for the Closing Date provided in Section 8.1); or

                (c) by Licensee or Licensor if there is in effect on the Closing Date (or the latest permissible time for the Closing Date provided in Section 8.1) any judgment, decree or order that would prevent or make unlawful the Closing hereunder.

         Any termination of this Agreement pursuant to this Section 9.1 shall be effected by notice in writing to the other party.

         Section 9.2 Effect of Termination. If this Agreement is terminated pursuant to and in accordance with Section 9.1, the termination shall be without liability of any party, or of any Affiliate of such party, or any shareholder, director, trustee, officer, employee, agent, consultant or representative, of such party or of any of its Affiliates, or of O'Shaughnessy Funds and any of its officers or trustees, to the other party to this Agreement; provided, however, that, if the termination shall result from the breach by a party of any covenant or agreement of such party contained in this Agreement, such party responsible for the breach shall be fully liable for any and all reasonable costs and expenses (including reasonable counsel fees and disbursements) sustained or incurred by the non-breaching party; and provided further that the terms of
Section 6.3 and the confidentiality obligations of the parties to this Agreement set forth in this Agreement shall survive any termination of this Agreement.

         Section 9.3 Default; Liquidated Damages. Notwithstanding the provisions of the foregoing Section 9.2, if Licensee fails to close, Licensor being not in default and all conditions to the obligations of Licensee to close having been satisfied or waived, Licensor's sole remedy shall be the right to terminate this Agreement by fifteen (15) days' written notice to Licensee. Upon such termination: (a) Licensee shall forfeit all rights and claims pursuant to this Agreement; (b) Licensor shall hold and retain all sums of money paid or payable in accordance with clause (a) of Section 2.4 of this Agreement as liquidated damages for Licensor's default, this Agreement serving without more as an irrevocable direction on behalf of Licensee to Firstar Bank, N.A. to pay such sums to Licensor; and (c) all rights and remedies under this Agreement shall thereupon be void. The parties hereby agree that the aforesaid sums shall be deemed to be adequate but not excessive liquidated damages based upon the following considerations, which Seller and Purchaser agree would constitute damages to Licensor for any default by Licensee but are impossible to quantify, to wit: (a) the removal of the Trade Rights from the market, together with the uncertainty of obtaining a new licensee at the same or greater license fee;
(b) the expenses incurred by Licensor, including (but not by way of limitation) attorneys' fees, interest and other costs incidental to the maintenance of Licensor's Mutual Fund business until a new licensee can be identified; and
(c) all other expenses incurred by Licensor as a result of Licensee's default.

           ARTICLE X - REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
           -----------------------------------------------------------

         Section 10.1 Representations and Warranties. The representations and warranties contained in this Agreement shall survive until June 30, 2003, except for: (a) those representations and warranties of Licensor related to the Patent, which shall survive for the full life of the Patent (including continuations, continuations-in-part, reissues and extensions thereof); (b) those representa-tions and warranties of Licensor related to the Marks, which shall survive indefinitely.

         Section 10.2 Indemnification by Licensor. Licensor shall indemnify, defend and hold harmless the Licensee against any and all claims, actions, damages, obligations, losses, liabilities, costs and expenses of which Licensee gives Licensor notice pursuant to Section 10.4(a) on or before the expiration of the appropriate survival period as set forth above (including reasonable attorneys' fees, costs of collection and other costs of defense) (collectively, "Damages"), arising from or in connection with any breach of any representation or warranty of Licensor or any covenant by Licensor contained in this Agreement.

         Section 10.3 Indemnification by Licensee. Licensee shall indemnify defend and hold harmless Licensor against any and all claims, actions, damages, obligations, losses, liabilities, costs and expenses of which Licensor gives Licensee notice pursuant to Section 10.4(a) on or before June 30, 2003 (including reasonable attorney's fees and costs of collection and other costs of defense) (collectively, "Damages") incurred or suffered arising from or in connection with:

                (a) any breach of any representation or warranty of Licensee or any covenant by Licensee contained in this Agreement; and

                (b) Licensee's license of the Trade Rights or the provision of services to the O'Shaughnessy Funds by Licensee or any of its Affiliates on and after the Closing Date.

         Section 10.4 Procedure for Indemnification. The procedure for seeking indemnification shall be as follows.

                (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from whom indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying (i) the factual basis for such claim and (ii) if known, the estimated amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five (5) days after written notice of such action, suit or proceeding was given to Claimant. Such notice shall not be a condition precedent to any liability of the Indemnifying Party under the provisions for indemnification contained in this Agreement, unless (and only to the extent that) failure to give such notice materially prejudices the rights of the Indemnifying Party with respect to such actions or proceedings.

                (b) Following receipt of notice from the Claimant of a claim for indemnification, the Indemnifying Party shall have thirty (30) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said thirty (30) day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

                (c) With respect to any claim by a third party as to which Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, (the Claimant shall have the right to participate in the defense of such claim at its own expense. Notwithstanding the election of the Indemnifying Party to assume the defense of such action, the Claimant shall have the right to employ separate counsel and to participate in the defense of such action, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of separate counsel if (a) in the reasonable judgment of the Claimant the use of counsel chosen by the Indemnifying Party to represent the Claimant would present such counsel with a conflict of interest; (b) the defendants in, or targets of, any such action include both thc Indemnifying Party and the Claimant, and the Claimant shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Claimant); (c) the Indemnifying Party shall not have employed counsel satisfactory to the Claimant, in the exercise of the Claimant's reasonable judgment, to represent the Claimant within a reasonable time after notice of the institution of such action; or (d) the Indemnifying Party shall authorize in writing the Claimant to employ separate counsel at the expense of the Indemnifying Party. If the Indemnifying Party chooses to defend any claim, the Claimant shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense, subject to attorney client privilege and confidentiality agreements. In any event, the Claimant, the Indemnifying Party and the Indemnifying Party's counsel (and, if applicable, the Claimant's counsel), shall cooperate (at no material cost to the Claimant other than the cost of Claimant's counsel) in the compromise of, or defense against, any such asserted liability. If the Indemnifying Party assumes the defense of such an action, no compromise or settlement thereof may be effected by the Indemnifying Party without the Claimant's consent (which shall in any event not be unreasonably withheld) unless (i) there is no finding or admission of any violation of the rights of any person by the Claimant and no effect on any other claims that may be made against the Claimant and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.

                (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

                (e) The Claimant may not compromise any such claim without the prior written consent of the Indemnifying Party, which consent may not be unreasonably withheld.

                (f)     The indemnification rights provided in Sections 10.2 and
10.3 shall extend to the shareholders, directors, officers, employees, Affiliates and agents of the Claimant although for the purpose of the procedures set forth in this Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

                (g) The indemnification obligations of Licensee and Licensor under this Article X shall constitute the sole and exclusive remedies of Licensee and Licensor for recovery of money damages after the Closing Date.

                           ARTICLE XI - MISCELLANEOUS
                           --------------------------

         Section 11.1 Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing (ii) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested (iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt or on the date receipt is confirmed as set forth in the confirmation of the properly transmitted facsimile, and (iv) addressed as follows:

     If to Licensor:           Netfolio, Inc.
     --------------            35 Mason Street - 4th Floor
                               Greenwich, Connecticut 06830-5436

                               Attention: James P. O'Shaughnessy, Chairman

     with copies (which shall not constitute notice) to:
     -----------

                               Hilary B. Miller, Esq.
                               112 Parsonage Road
                               Greenwich, Connecticut 06830-3942

     If to Licensee:           Edward J. Hennessy Incorporated
     --------------            The Courtyard Square
                               750 Grant Avenue, Suite 100
                               Novato, California 94945

     with copies (which shall not constitute notice) to:
     -----------

                               Richard L. Teigen
                               Foley & Lardner
                               777 East Wisconsin Avenue
                               37th Floor
                               Milwaukee, Wisconsin 53202
                               (414) 297-5900 (fax)

or to any such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.1; provided that any facsimile should be sent to a number provided by the intended recipient.

         Section 11.2 Benefit and Binding Effect. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto, except that Licensee may assign some or all of its rights and obli-gations under this Agreement to any member of the affiliated group of corporations of which Licensee is a part or to any purchaser of successor to Licensee's business, provided that such assignee agrees in writing to be bound by the provisions of this Agreement. This Agreement is for the sole benefit of and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of any other person.

         Section 11.3 Governing Law. This Agreement shall be governed, construed and enforced in accordance with the substantive laws of (without regard to conflict of law principles), and the sole forum for the judicial resolution of any dispute arising under this Agreement shall be, the State of New York. The parties hereto consent and submit to the exclusive personal and subject-matter jurisdiction of the state and federal courts located in the State and County of New York. Trial by jury in any action, proceeding or counterclaim arising hereunder is hereby waived.

         Section 11.4 Headings. The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         Section 11.5 Gender and Rules of Construction. All references in this Agreement to the masculine gender shall include the feminine and neuter genders, and vice versa, and all references to the singular shall include the plural, and vice versa. Any reference to any Section, Schedule or Exhibit contained in this Agreement shall refer to such Section, Schedule or Exhibit as set forth in or attached to this Agreement, notwithstanding use of or failure to use the term "hereof," "hereto" or "herein" in connection with such reference.

         Section 11.6 Entire Agreement. This Agreement, all Schedules hereto, and all documents and certificates to be delivered by the parties pursuant hereto collectively represent the entire understanding and agreement between Licensee and Licensor with respect to the subject matter hereof except as otherwise provided in Section 6.4(b). All Schedules required by this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein. This Agreement supersedes all prior negotiations between Licensee and Licensor and all letters of intent and other writings relating to such negotiations, and cannot be amended, supplemented or modified except by an agreement in writing which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

         Section 11.7 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument. An electronic facsimile or photocopy of this Agreement shall he deemed an original and may be admitted in evidence for all purposes.

         IN WITNESS WHEREOF, this Agreement has been executed by Licensee and Licensor as of the date first above written.

                                       EDWARD J. HENNESSY INCORPORATED



                                       By:  /s/ Neil J. Hennessy
                                          --------------------------------------

                                       NETFOLIO, INC.



                                       By:   /s/ James P. O'Shaughnessy
                                          --------------------------------------

                                                                       EXHIBIT A

THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATED TO OBLIGATIONS TO FIRSTAR BANK, NATIONAL ASSOCIATION, IN ACCORDANCE WITH THE TERMS OF A SUBORDINATION AGREEMENT HELD BY SAID BANK.


                          SUBORDINATED PROMISSORY NOTE

$___________                                                    __________, 2001

                  FOR VALUE RECEIVED, EDWARD J. HENNESSY INCORPORATED a corporation organized under the laws of the State of California ("Maker"), promises to pay to the order of NETFOLIO, INC., a corporation organized under the laws of the State of Minnesota ("Payee") the principal sum of ___________ Dollars ($_____), at the principal office of the Payee in Greenwich, Connecticut, or such other place within the United States as the holder hereof may from time to time designate, payable in sixty (60) equal monthly installments of ____________ Dollars ($_____) each on the 15th day of each month commencing ______ 15, 2001. 1

                  The unpaid principal balance hereof shall bear interest, payable with each installment of principal computed at a per annum rate equivalent to the rate announced by Firstar Bank, National Association, Cincinnati, Ohio ("Firstar") as its prime rate (the "Prime Rate") with the interest rate hereon changing quarterly effective on the 15th day of each third calendar month, beginning on the 15th day of the third calendar month following the month in which this Promissory Note is executed, to reflect the Prime Rate as last previously announced by Firstar.

                  In the event any payment of interest or principal due hereunder shall not be paid on the date when due (including any such non-payment which arises as a result of the subordination in right of payment of the obligations evidenced hereby to certain indebtedness of Maker to Firstar Bank, N.A.), such past-due payment shall bear interest at the rate of eighteen (18%) percent per annum, compounded monthly, from the date when such payment first became due until receipt of payment thereof by Payee. In addition, Maker shall pay a late payment premium of two (2%) percent of any principal or interest payment made more than five (5) business days after the due date thereof, which premium shall be paid with such late payment and shall be deemed part of such payment for the purpose of computing interest under the preceding sentence. This paragraph shall not be deemed to extend or otherwise modify or amend the date when such payments are due hereunder.


-------------
         1 [Commencement of payment is the fifteenth day of the month following the Anniversary Date].

                  This note may be prepaid in full or in part at any time without premium or penalty. All prepayments shall be applied against installments of principal due hereunder in the inverse order of their maturity.

                  This note is issued pursuant to the provisions of a certain License Agreement between Maker and Payee dated April 10, 2000. In the event of any inconsistency between the terms of this note and such License Agreement, the terms of such License Agreement shall control.

                  If any payment is not made when due, the unpaid balance of this note shall, at the option of the holder and without notice or demand, mature and become immediately payable. The unpaid balance shall automatically mature and become immediately payable in the event Maker becomes the subject of bankruptcy or other insolvency proceedings.

                  Maker waives presentment, demand, notice of dishonor and protest. Maker agrees to pay all costs of collection, including reasonable attorney's fees and legal expenses.

                  This note is governed by the internal laws of the State of New York, except to the extent superseded by federal law.

                                       EDWARD J. HENNESSY INCORPORATED



                                       By:______________________________________
                                       Name:
                                       Title:


                                       Attest:


                                       By:______________________________________
                                       Name:
                                       Title: